UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2024

TERRAN ORBITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40170	98-1572314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6800 Broken Sound Parkway NW, Suite 200
Boca Raton, Florida 33487
(Address of Principal Executive Offices)
(561) 988-1704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LLAP	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	LLAP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Adarsh Parekh as Chief Financial Officer and Executive Vice President

On May 19, 2024, the Board of Directors (the “Board”) of Terran Orbital Corporation (the “Company”) appointed Adarsh Parekh as the Company’s Chief Financial Officer and Executive Vice President, effective as of June 17, 2024 (the “CFO Effective Date”). Consistent with the foregoing and effective as of the CFO Effective Date, Mr. Parekh will assume the role of Principal Financial Officer of the Company. Until the CFO Effective Date, such role will continue to be held by Mathieu Riffel, the Company’s Acting Chief Financial Officer.

In connection with Mr. Parekh’s appointment, Mr. Riffel was appointed Chief Accounting Officer, effective as of the CFO Effective Date. Mr. Riffel will otherwise retain his title as Senior Vice President and will continue to serve as the Company’s Principal Accounting Officer. The Company relied on the instruction to paragraph (c) of Item 5.02 of Form 8-K to delay the filing of this Current Report until the date of the public announcement of Mr. Parekh’s appointment as Chief Financial Officer. A copy of the press release announcing such appointment is attached hereto and furnished herewith as Exhibit 99.1.

Mr. Parekh, age 45, brings more than 20 years of financial strategy and investment experience in various executive leadership roles to Terran Orbital. Most recently, since January 2022 Mr. Parekh has served as the Chief Financial Officer for Alio, Inc., a medical technology company. Subsequently, Mr. Parekh served as a Principal at RRG Capital Management from March 2014 until October 2021, where he led the Finance and Capital Markets group, including the execution of over $800 million of transactions across North and South America. While at RRG, Mr. Parekh also served as Chief Financial Officer for Woodspur Farms, a specialty crop farming company. Mr. Parekh received his Bachelor of Science in Economics with concentrations in Finance and Management from the Wharton School at the University of Pennsylvania.

In connection with his appointment as Chief Financial Officer, the Company will provide Mr. Parekh with the following compensation: (i) an annualized base salary of $425,000; (ii) eligibility to participate in the Company’s annual performance-based bonus program, with a cash bonus target of 75% of annual salary and based on achievement of certain goals; and (iii) an up-front time-based long-term incentive award of 300,000 restricted stock units, vesting over four (4) years in four equal annual installments. If the Company terminates Mr. Parekh’s employment without cause, or if Mr. Parekh terminates his employment for good reason, Mr. Parekh is entitled to a cash payment equal to twelve (12) months of his then-current base salary. If such termination occurs within six (6) months following a change in control, Mr. Parekh is also entitled to immediate vesting of all outstanding equity awards granted by the Company.

The selection of Mr. Parekh to serve as Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Parekh and any director or executive officer of the Company, and there are no transactions between Mr. Parekh and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Appointment of Peter Krauss as Chief Operating Officer and Executive Vice President

On May 23, 2024, the Board appointed Peter Krauss as the Company’s Chief Operating Officer and Executive Vice President, effective as of June 1, 2024 (the “COO Effective Date”). Consistent with the foregoing and effective as of the COO Effective Date, Mr. Krauss will assume the role of Principal Operating Officer of the Company. The Company’s current Chief Operating Officer, Tony Gingiss, has agreed to provide strategic advisory services to the Company until his departure from the Company on July 15, 2024 in order to facilitate a smooth and orderly transition of his responsibilities. Effective as of the COO Effective Date, Mr. Gingiss will no longer serve as the Company's Principle Operating Officer.

Mr. Krauss, age 53, provides over 30 years of executive-level experience in sales and operations, managing complex and global manufacturing and distribution systems in the USA, Germany, UK, Mexico, Hungary, Singapore, Hong Kong, and Taiwan. Mr. Krauss has served as a Senior Advisor to the Company since January 2024, where he has worked closely with the executive team. Additionally, Mr. Krauss has owned and operated PMK Consulting, a consulting company in which he founded, since January 2019. While at PMK, Mr. Krauss assisted clients in supply chain management, business development and M&A. From April 2021 until April 2022, Mr. Krauss served as Interim President and CEO for Grant a Gift Autism Foundation, a non-profit organization aimed at helping children, young adults and their families master autism. From April 2019 until April 2021, Mr. Krauss served as President and CEO of Arroweye Solutions, a financial services company. Mr. Krauss also previously spent over ten years at Plasticard Locktech International (PLI), where he served as President and CEO, and over eight years at Advanced MP Technology, where he served as VP of Global Sales.

In connection with his appointment as Chief Operating Officer, the Company will provide Mr. Krauss with the following compensation: (i) an annualized base salary of $450,000; (ii) eligibility to participate in the Company’s annual performance-based bonus program, with a cash bonus target of 100% of annual salary and based on achievement of certain goals; (iii) an up-front time-based long-term incentive award of 400,000 restricted stock units, vesting over four (4) years in four equal annual installments; and (iv) a one-time signing bonus of $50,000. If the Company terminates Mr. Krauss’s employment without cause, or if Mr. Krauss terminates his employment for good reason, Mr. Krauss is entitled to a cash payment equal to twelve (12) months of his then-current base salary. If such termination occurs within six (6) months following a change in control, Mr. Krauss is also entitled to immediate vesting of all outstanding equity awards granted by the Company.

The selection of Mr. Krauss to serve as Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Krauss and any director or executive officer of the Company, and there are no transactions between Mr. Krauss and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On May 29, 2024, the Company issued a press release announcing the appointments of Mr. Krauss, Mr. Parekh and Mr. Riffel. A copy of this press release is attached hereto and furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 29, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAN ORBITAL CORPORATION

Date:	May 29, 2024	By:	/s/ Marc Bell
Marc Bell Chairman and CEO